Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY
U.S.$1,500,000,000 5.375% Notes Due 2013 (CUSIP: 03938LAC8) and U.S.$1,500,000,000 6.125% Notes Due 2018 (CUSIP: 03938LAF1)
which have been registered under the Securities Act of 1933, for any and all outstanding unregistered U.S.$1,500,000,000 5.375% Notes Due 2013 and
U.S.$1,500,000,000 6.125% Notes Due 2018
of
ArcelorMittal
pursuant to the prospectus dated            , 2008
     As set forth in the prospectus, dated            , 2008 (the “Prospectus”), of ArcelorMittal (the “Company”), in the accompanying Letter of Transmittal and instructions thereto (the “Letter of Transmittal”), this form or one substantially equivalent hereto must be used to accept the Company’s offer to exchange (the “Exchange Offer”) up to an aggregate principal amount of U.S.$1,500,000,000 5.375% Notes Due 2013 and U.S.$1,500,000,000 6.125% Notes Due 2018 (respectively, the “2013 Exchange Notes” and the “2018 Exchange Notes” and, together, the “Exchange Notes”), for a like principal amount of its U.S.$1,500,000,000 5.375% Notes Due 2013 and U.S.$1,500,000,000 6.125% Notes Due 2018 (respectively, the “2013 Original Notes” and the “2018 Original Notes” and, together, the “Original Notes”), if (i) certificates representing the Original Notes to be tendered for purchase and payment are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Original Notes or other required documents to reach HSBC Bank USA, National Association (the “Exchange Agent”) prior to the Expiration Date (as defined below) or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an eligible institution by mail or hand delivery or transmitted, via telegram, telex or facsimile, to the Exchange Agent as set forth below.
For information, contact:
     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON       , 2008 UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS OF ORIGINAL NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
Delivery to the Exchange Agent, HSBC Bank USA, National Association:
By Regular, Registered or Certified Mail,
By Overnight Courier or By Hand:

By Facsimile:	HSBC Bank USA, National Association	Confirm by Telephone:
(718) 488-4488	Corporate Trust & Loan Agency	(800) 662-9844
2 Hanson Place, 14th Floor
Attention: Corporate Trust	Brooklyn, New York 10217-1409
Operations	Attention: Corporate Trust
Operations

Information Agent, D.F. King & Co., Inc.:
48 Wall Street, 22nd Floor
New York, New York 10005
Banks and Brokers Call (Collect): 212-269-5550
All Others Call (Toll Free): 800-290-6429
     Delivery of this instrument other than as set forth above will not constitute a valid delivery.

Ladies and Gentlemen:
     Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below, pursuant to the guaranteed delivery procedure described in “The Exchange Offer—Terms of the Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus. The undersigned confirms all provisions of this Letter of Transmittal (including all representations and warranties) on behalf of itself and any beneficial owners of such principal amount of Original Notes as fully as if it had executed and transmitted the Letter of Transmittal to the Exchange Agent.

Principal Amount of Original 2013 Notes Tendered:	Address(es):

$

Principal Amount of Original 2018 Notes Tendered:

$

Area Code and Telephone Number(s):

The Depository Trust Company account number.

Account Number

Signature(s):

Name(s) of Holders(s):

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)
     The undersigned, an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depository Trust Company the tendered Original Notes, in proper form for a Book-Entry Confirmation, with any required signature guarantees, within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:
(Authorized Signature)

Address:	Title:

Name:

Date:

Area Code and
Telephone Number:

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